EXHIBIT 99.1
Holly Energy Partners Announces Definitive Agreement With Sinclair Oil Corporation to Acquire Assets at Sinclair’s Tulsa Refinery
Transaction in Combination with Holly Corporation’s Acquisition of Sinclair Refinery
DALLAS — October 20, 2009 — Holly Energy Partners, L.P. (NYSE: HEP) (“HEP” or the “Partnership”) announced today that it has entered into a definitive agreement with a subsidiary of Sinclair Oil Corporation (“Sinclair”) to purchase certain logistics and storage assets at Sinclair’s refinery located in Tulsa, Oklahoma. Holly Corporation (NYSE: HOC) (“Holly”), an affiliate of HEP that controls HEP’s general partner, is also a party to the definitive agreement and has agreed to purchase the refining assets at Sinclair’s Tulsa refinery.
Under the terms of the agreement, HEP will purchase approximately 1.4 million barrels of storage as well as light products, asphalt and propane loading racks, and an associated refined product delivery pipeline for $75 million comprised of $21.5 million in cash and $53.5 million in HEP common units.
The transaction is subject to customary closing conditions as well as certain regulatory conditions.
In conjunction with the transaction, it is anticipated that subsidiaries of Holly and HEP will enter into a long-term contract similar to others between Holly and HEP under which Holly and HEP will agree to the fees Holly will pay for its use of the assets HEP is acquiring, including a minimum revenue commitment by Holly.
HEP expects the transaction to be immediately accretive to its distributable cash flow.
Matt Clifton, Chairman and CEO of HEP, said, “This acquisition represents a great opportunity for HEP. By combining with Holly Corporation to purchase Sinclair’s Tulsa refining and logistics assets, we are acquiring a substantial set of assets at a very attractive price. The transaction will provide an additional long term guaranteed revenue stream and it will position HEP to pursue other growth opportunities as Holly executes on its plan to integrate its two Tulsa refining assets”.
About Holly Energy Partners, L.P.
Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product and crude oil transportation, tankage and terminal services to the petroleum industry, including Holly Corporation, which currently owns a 41% interest (which includes a 2% general partner interest) in the Partnership. The Partnership owns and operates petroleum product and crude pipelines, tankage and terminals located in Texas, New Mexico, Arizona, Washington, Idaho and Utah. In addition, the Partnership owns a 70% interest in Rio Grande Pipeline Company, a transporter of LPGs from West Texas to Northern Mexico, and a 25% interest in SLC Pipeline LLC, a transporter of crude oil in the Salt Lake City area.

The following is a ‘safe harbor’ statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are ‘forward-looking statements’ within the meaning of the federal securities laws, including, but not limited to, statements identified by the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” “will” and “forecast,” and similar expressions and statements regarding our business strategy, plans and objectives for future operations. These statements are based on our beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future events or performance and involve certain risks and uncertainties. Important factors that could cause our actual results to differ materially from the expectations reflected in our forward looking statements include the demand for refined petroleum products in markets we serve, our ability to complete and integrate announced acquisitions, and those additional risks contained in our filings made from time to time with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
FOR FURTHER INFORMATION, contact:
Bruce R. Shaw, Senior Vice President & Chief Financial Officer
M. Neale Hickerson, Vice President, Investor Relations
Holly Corporation/Holly Energy Partners
214-871-3555